FLORIDA DEPARTMENT OF STATE
Division of Corporations

October 28, 2013

FLORIDA FILING & SEARCH SERVICES, INC.

The Articles of Merger were filed on October 25, 2013, effective October 28, 2013, for MIND SOLUTIONS, INC., the surviving Nevada entity not authorized to transact business in Florida.

Should you have any further questions regarding this matter, please feel free to call (850) 245-6050, the Amendment Filing Section.

Tracy L Lemieux
Regulatory Specialist II
Division of Corporations

Letter Number: 613A00025034

Account number: FCA000000015

Amount charged: 70.00